                                                                       Exhibit 5





                                 July 7, 1999


Board of Directors
Security First Technologies Corporation
3390 Peachtree Road, NE
Suite 1700
Atlanta, Georgia 30326

Gentlemen:

       We are acting as special counsel to Security First Technologies Corporation, a Delaware corporation ("S1"), in connection with its Post-Effective Amendment No. 1 to Registration Statement on Form S-4 on Form S-8 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "SEC"). The Registration Statement registers
12,491,862 shares of S1's common stock, par value $0.01 per share, all of which shares (the "Shares") are issuable upon the exercise of options granted or to be granted pursuant to the Security First Technologies Corporation Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan"), the Security First Network Bank Amended and Restated Directors' Stock Option Plan, as amended (the "Directors' Stock Option Plan"), the Security First Network Bank Stock Option Agreement (Advisory Directors) (the "Advisory Directors' Stock Option Plan"), the 1995 Stock Option Plan of SecureWare, Inc. (the "1995 SecureWare Stock Option Plan"), the Security First Network Bank Stock Option Agreement (SecureWare) (the "SecureWare Stock Option Plan"), the Security First Network Bank 1997 Employee Stock Option Plan, as amended (the "1997 Stock
Option Plan") and the Security First Technologies Corporation 1998 Directors' Stock Option Plan (the "1998 Directors' Stock Option Plan") (collectively, the "Plans"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

       For purposes of this opinion letter, we have examined copies of the following documents:

       1.     An executed copy of the Registration Statement.

       2. The Amended and Restated Certificate of Incorporation, as amended, of S1, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       3. The Amended and Restated Bylaws of S1, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       4. The Second Amended and Restated Plan of Reorganization, dated as of March 9, 1998, by and among Security First Network Bank ("SFNB"), S1 and New Security First Network Bank, as amended by Amendment No. 1 thereto dated as of June 4, 1998 and Amendment No. 2 thereto dated as of September 25,

              1998, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       5. The 1995 Stock Option Plan, as adopted by the Board of Directors and shareholders of S1, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       6. Resolutions of the Board of Directors of SFNB adopted at meetings held on October 5, 1995 and December 22, 1995 and by unanimous written consent of directors dated as of July 9, 1998 and resolutions of the Board of Directors of S1 adopted at a meeting held on April 14, 1999 and by unanimous written consent of directors dated as of May 5, 1999, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to, among other things, approval of the 1995 Stock Option Plan.

       7. Resolution of the shareholders of S1 adopted at a meeting held on June 3, 1999, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to approval of the 1995 Stock Option Plan.

       8. The Directors' Stock Option Plan, as adopted by the Board of Directors of S1 and the shareholders of SFNB, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       9. Resolutions of the Board of Directors of SFNB adopted at a meeting held on December 22, 1995 and by unanimous written consent of directors dated as of July 9, 1998, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to, among other things, approval of the Directors' Stock Option Plan.

       10. Resolution of the shareholders of SFNB adopted at a meeting held on November 20, 1996, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to approval of the Directors' Stock Option Plan.

       11. The Advisory Directors' Stock Option Plan, as adopted by the Board of Directors of S1, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       12. Resolutions of the Board of Directors of SFNB adopted at a meeting held on January 10, 1997 and by unanimous written consent of directors dated as of July 9, 1998 and resolutions of the Board of Directors of S1 adopted at a meeting held on April 14, 1999, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to, among other things, approval of the Advisory Directors' Stock Option Plan.

       13. The 1995 SecureWare Stock Option Plan, as adopted by the Board of Directors of S1, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       14. Resolutions of the Board of Directors of SFNB adopted by unanimous written consent of directors dated as of July 9, 1998 and resolutions of the Board of Directors of S1 adopted at a meeting held on April 14, 1999, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to, among other things, the 1995 SecureWare Stock Option Plan.

       15. The SecureWare Stock Option Plan, as adopted by the Board of Directors of S1, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       16. Resolutions of the Board of Directors of SFNB adopted by unanimous written consent of directors dated as of July 9, 1998 and resolutions of the Board of Directors of S1 adopted at a meeting held on April 14, 1999, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to, among other things, the SecureWare Stock Option Plan.

       17. The 1997 Stock Option Plan, as adopted by the Board of Directors of S1, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       18. Resolutions of the Board of Directors of SFNB adopted at meetings held on June 25, 1997, September 18, 1997 and January 28, 1998 and by unanimous written consent of directors dated as of July 9, 1998 and resolutions of the Board of Directors of S1 adopted at meetings held on November 18, 1999 and January 6, 1999, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to, among other things, approval of the 1997 Stock Option Plan and amendments thereto.

       19. The 1998 Directors' Stock Option Plan, as adopted by the Board of Directors of S1 and the sole shareholder of S1, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect.

       20. Resolutions of the Board of Directors of S1 adopted at a meeting held on June 26, 1998, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to, among other things, approval of the 1998 Directors' Stock Option Plan.

       21. Resolutions of the Board of Directors of SFNB adopted at a meeting held on June 26, 1998, as certified by the Secretary of S1 on the date hereof as then being complete, accurate and in effect, relating to, among other things, approval of the 1998 Directors' Stock Option Plan as the sole shareholder of S1.

       22. Resolutions of the Board of Directors of S1 adopted at a meeting held on June 3, 1998, as certified by the Secretary of S1 on the date hereof as then being complete, accurate, and in effect, relating to, among other things, certain of the Plans.

       23. Resolutions of the Board of Directors of S1 adopted at a meeting held on April 14, 1999 and by unanimous written consent of directors dated as of May 5, 1999, as certified by the Secretary of S1 on the date hereof as then being complete, accurate, and in effect, relating to, among other things, the offering of the Shares pursuant to the Registration Statement and the two-for-one split of S1's common stock paid on May 7, 1999 and arrangements in connection therewith.

            In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

            This opinion letter is based as to matters of law solely on Delaware corporate law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

            Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Shares in the manner and on the terms contemplated in the Plans, the Shares will be validly issued, fully paid and nonassessable.

            This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

            We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                             Very truly yours,

                             /s/ Hogan & Hartson L.L.P.

                             HOGAN & HARTSON L.L.P.